SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 30, 2003
(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other
Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	No.)	Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On June 30, 2003, Connetics Corporation announced that the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom, has granted marketing authorization for OLUX® (clobetasol propionate) Foam, 0.05%. The approval grants the right to market and launch OLUX in the U.K.

     Mipharm, Connetics’ partner in Italy, filed the Marketing Authorization Application (MAA) for OLUX in April 2002 with MHRA. Following this marketing authorization, marketing approval will be sought in all additional EU Concerned Member States under the mutual recognition process.

     Pursuant to a license agreement, Connetics has granted Mipharm commercial rights to OLUX for the Italian Territory. Connetics will receive milestone payments and royalties on future product sales in this territory. Connetics retains marketing and distribution rights for the rest of Europe and is seeking commercial partners outside the Mipharm territory.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

99.1	Press Release dated June 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Thomas G. Wiggans

Thomas G. Wiggans President and Chief Executive Officer

Date: July 1, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated June 30, 2003